Exhibit 10.3

VOTING AGREEMENT

     THIS VOTING AGREEMENT (this “Agreement”), dated as of May 7, 2012, by and between Stereotaxis, Inc., a Delaware corporation (the “Company”), and the stockholder(s) specified on the signature page hereto (collectively, the “Stockholder”).

Recitals:

     WHEREAS, the Company has entered into (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 7, 2012, by and among the buyers identified on the signature pages attached thereto (each, including its successors and assigns, an “SPA Buyer” and collectively, the “SPA Buyers”), providing for, among other things, the sale by the Company, and the purchase by the SPA Buyers, of Debentures, Conversion Shares, Interest Shares, Warrants and Warrant Shares (each as defined in the Purchase Agreement) and (ii) that certain Stock and Warrant Purchase Agreement (the “PIPE SPA”) by and among the buyers identified on the signature pages attached thereto (each, including its successors and assigns, a “PIPE Investor” and collectively, the “PIPE Investors” and together with the SPA Buyers, the “Buyers”), providing for, among other things, the sale by the Company, and the purchase by the PIPE Investors of Shares, Warrants and the Warrant Shares (each as defined in the PIPE SPA) (collectively with the Debentures, Conversion Shares, Interest Shares, Warrants and Warrant Shares referred to in the Purchase Agreement, the “Securities”); and

     WHEREAS, the Stockholder is a beneficial owner (as defined in Rule l3d-3 under the Securities Exchange Act of 1934, as amended) of outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, which shares exclude shares and derivative securities convertible or exchangeable into Common Stock that do not entitle the beneficial owner to vote at a meeting of the stockholders of the Company (a “Company Stockholder Meeting”); and

     WHEREAS, the Stockholder will derive significant value from the consummation of the transactions contemplated by the Purchase Agreement and PIPE SPA; and

     WHEREAS, in consideration of the agreement of the SPA Buyers to enter into the Purchase Agreement and the PIPE Investors to enter into the PIPE SPA, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Stockholder has agreed to vote all of the shares of the Common Stock beneficially owned by the Stockholder at one or more Company Stockholder Meetings in favor of proposals (the “Proposals”) providing for, among other things, (i) the increase of the Company’s authorized shares of Common Stock from 100,000,000 to at least 300,000,000 (the “Share Authorization Approval”), provided that such proposal shall also expressly indicate that such additional shares shall be used to satisfy the Company’s obligations to issue Conversion Shares under the Debentures and issue Warrant Shares under the Warrants, for purposes of Nasdaq Listing Rule 5635(d), (ii) a reverse stock split of not greater than ten (10) shares of Common stock for every one share of Common Stock currently outstanding (the “Permitted Split”, and the date on which the approval of either the Share Authorization Approval or Permitted Split, the “Capitalization Approval Date”) and (iii) issuance of all of the Securities as described in the Transaction Documents (as defined in the Purchase Agreement) in accordance with applicable law and the rules and regulations of the

Principal Market (such affirmative approval of all of such matters being generally referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”); and

     WHEREAS, capitalized terms used herein shall, unless this Agreement or the context requires otherwise, have the same meanings in this Agreement as in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Voting Provisions.

(a) Agreement to Vote Shares of the Company’s Common Stock. The

Stockholder hereby agrees during the Term (as defined in Section 3 below) of this Agreement to vote or cause to be voted all shares of Company’s Common Stock owned of record and/or beneficially (as defined in Rule 13d-3 of the Exchange Act of 1934, as amended) by the Stockholder (the “Shares”), in each case, as of the applicable record date for the Stockholder Meeting(s) (as defined in the Purchase Agreement) in favor of each of the Proposals and the Stockholder Resolutions (as defined in the Purchase Agreement) with respect to each of the Proposals.

     (b) The Stockholder hereby agrees that the Stockholder shall not enter into any agreement or understanding with any other person the effect of which would be to violate the provisions and agreements contained in this Section 1, provided that the foregoing shall not restrict the Stockholder from selling or otherwise disposing of the Stockholder’s Shares.

     2. Other Proxies Revoked. Each Stockholder represents and warrants that any proxies heretofore given in respect of the Stockholder’s Shares are not irrevocable, and that all such proxies have been or are hereby revoked.

     3. Term of Agreement. The term of this Agreement shall commence on the earlier of the date of the Company’s execution and delivery of the Purchase Agreement or PIPE SPA and shall remain in full force and effect until the earlier of (i) the approval by the Company’s stockholders of the Proposals or (ii) the later to occur of the termination of the Purchase Agreement in accordance with its terms or the termination of the PIPE SPA in accordance with its terms. For avoidance of doubt, upon the termination of this Agreement, the parties will have no continuing obligations pursuant to this Agreement.

     4. Representations and Warranties of each Stockholder. The Stockholder hereby represents and warrants to the Buyers as follows:

     (a) Authority, etc. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder have been duly authorized by all necessary action on the part of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

     (b) Ownership of Shares. The Stockholder is, as of the date hereof, the beneficial owner of the Shares listed beside the Stockholder’s name on Schedule I attached hereto. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

     (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable documents to which the Stockholder is a party, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder.

     (d) No Encumbrances. The Shares listed beside the Stockholder’s name on Schedule I hereto and the certificates representing such Shares are now held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     (e) Reliance by the Buyers. The Stockholder understands and acknowledges that the Buyers and the Company have entered into the Purchase Agreement and/or PIPE SPA in reliance upon the Stockholder’s execution and delivery of this Agreement.

     5. Covenants of Each Stockholder. Each Stockholder covenants and agrees that, during the Term, the Stockholder shall not (i) grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, disabling or delaying the Stockholder from performing the Stockholder’s obligations under this Agreement.

6.	Miscellaneous.

(a) Further Assurances. From time to time, at any other party’s written request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that the Buyers may assign and transfer, at its sole discretion, its rights and obligations hereunder to any of their Affiliates.

     (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, fax, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as FedEx, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:

At the address set forth next to the Stockholder’s name in Schedule I attached hereto.

If to the Company:

Stereotaxis, Inc. 4320 Forest Park Avenue, Suite 100 St. Louis, Missouri 63108 Attention: Karen Duros Fax: (314) 678-6100

With a copy to:

Bryan Cave LLP 211 North Broadway, Suite 3600 St. Louis, Missouri 63102 Attention: Robert J. Endicott, Esq. Fax: (314) 259-2020

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who or which is not a party hereto.

     (k) Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed and construed in accordance with the laws of the State of Delaware.

(l) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY

KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS

AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

     (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (n) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

* * * * *

     IN WITNESS WHEREOF, each of the Company and the Stockholder(s) have caused this Voting Agreement to be duly executed as of the day and year first above written.

STEREOTAXIS, INC.

By: Name: Title:

NAME OF STOCKHOLDER:
____________________________

By: Name: Title:

SCHEDULE I

Number of Shares of the
Name of Stockholder	Company Common Stock	Notice Address
Owned